UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE COLLECTABLE GALLERY, INC
(Exact name of registrant as specified in its charter)

Nevada	5960	82-2269980
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

P.O. Box 52, Laupahoehoe, HI 96764 (716) 427-4801

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents, Inc.

401 Ryland St. Suite 200-A

Reno, NV 89502

Telephone: (702) 873-3488

(Name, address, including zip code, and telephone number, Including area code, of agent for service)

Copy to:

Parsons/Burnett/Bjordahl/Hume, LLP

2155 112th Ave NE

Bellevue, WA 98004

Telephone: (425) 451-8036

Facsimile: (425) 451-8568

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (1)
Common Stock $0.001 par value to be sold by the selling shareholders	1,250,000	$0.01	$12,500	$1.56
Common Stock $0.001 par value to be sold by the Company	10,000,000	$0.01	100,000	12.45
Total	11,250,000		$112,500	$14.01

________

(1)	Registration Fee has been paid via Fedwire.

(2)	This is the initial public offering of, and no current trading market exists for, our common stock. The price paid for the currently issued and outstanding common stock was $0.002 per share for 10,000,000 shares to officers and directors and $0.01 for 1,250,000 shares to unaffiliated investors.

(3)	Calculated pursuant to Rule 457(a) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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The information in this Prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

THE COLLECTABLE GALLERY, INC.

10,000,000 Shares of Common Stock

$0.01 per share

$100,000 Maximum Offering

Date of Prospectus: Subject to Completion

This is the initial public offering of common stock of The Collectable Gallery, Inc., a Nevada corporation (“we,” “us,” “our,” or the “Company”). We are registering for sale a total of 11,250,000 shares of our common stock. Of the shares being registered, 1,250,000 are being registered for sale by the selling shareholders, and 10,000,000 are being registered for sale by the Company. Of the shares offered by the Company, there is no minimum number of shares required to be purchased by each investor. The offering of the shares offered by the Company is being made on a self-underwritten, “best efforts” basis. Our directors, Paul Bryant and Gloria Bryant, will sell the shares offered by the Company on our behalf. They will not receive any commissions or proceeds for selling shares on our behalf. All of the shares being registered for sale by the Company will be sold at a price per share of $0.01 for a period of three hundred and sixty (360) days from the original effective date of the registration statement of which this prospectus is a part, unless extended by our directors for an additional 90 days. Assuming all shares being offered by the Company are sold, the Company will receive net proceeds of $100,000. The selling shareholders will receive proceeds of $0.01 per share sold. The selling shareholders, as a group, will receive a maximum of $12,500, assuming all of their shares are sold. The Company will not receive funds from the sale of shares being offered by the selling shareholders. There is no minimum amount we are required to raise from the shares being offered by the Company, and any funds received by us will be immediately available to us. There is no guarantee that this offering will successfully raise enough funds to enable the Company to institute its business plan. Additionally, there is no guarantee that a public market will ever develop, and you may be unable to sell your shares.

All offering expenses are being paid for by cash on hand or by loans from our officers. No offering expenses will be paid out of the proceeds of this Offering; therefore, net proceeds are the same as gross proceeds. If 100% of the shares being offered are sold, the Company will receive net proceeds of $100,000. There is no guarantee that this Offering will successfully raise enough funds to institute the Company’s business plan. Additionally, there is no guarantee that a public market will ever develop, and you may be unable to sell your shares.

Our common stock is not traded on any public market, although we intend to apply to have the prices of our common stock quoted on the OTCQB maintained by OTC Markets Group, Inc. (“OTCMarkets”), when the registration statement of which this Prospectus is a part is declared effective. There can be no assurance that a market marker will agree to file the necessary documents with Financial Industry Regulatory Authority, Inc. (“FINRA”) to enable us to participate on the OTCMarkets for quoting on the OTCQB, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCQB or other OTCMarkets tier will be approved. As of the date of this Prospectus, we have not made any arrangement with any market maker to quote our shares. Please refer to discussion under “Risk Factors” regarding the highly illiquid nature of investment in our shares.

We are a small company and currently have minimal business operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for us, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 8.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus. In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our”, “The Collectable Gallery, Inc.”, “CGI”, and “the Company” are to The Collectable Gallery, Inc. We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

The Collectable Gallery, Inc. was incorporated in the State of Nevada on August 27, 2014. We are an early stage company and have limited business operations. We have started to generate revenue. We have been issued a “substantial doubt” going concern opinion from our auditors, and our only assets are our cash and cash equivalents and prepaid expenses, at July 31, 2018, consisting of approximately $18,868 and $2,382, respectively, mainly generated from the issuance of shares of our common stock and revenues from consignment sales. We also had an accumulated deficit of $16,804 as July 31, 2018 and an operating loss of $11,718.

The Collectable Gallery, Inc. is an online platform for buying and selling art, furniture and other high-end luxury items such as memorabilia and jewelry.

This is our initial public offering. We are registering a total of 11,250,000 shares of our common stock. Of the shares being registered, 1,250,000 are being registered for sale by the selling shareholders, and 10,000,000 are being registered for sale by the Company. All of the shares being registered for sale by the Company will be sold at a price per share of $0.01 for the duration of this offering. The selling shareholders will sell their shares at a price per share of $0.01 for the duration of this offering or until our shares are quoted for trading on the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices.

We will sell those 10,000,000 shares of common stock as a self-underwritten offering. There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us. This Offering will terminate on the earlier of the sale of all of the shares offered, or 360 days after the effective date of the registration statement of which this Prospectus is a part, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investments in our securities are not liquid.

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Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

2.	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

3.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

4.	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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The Offering

Following is a summary of this Offering. Please see the PLAN OF DISTRIBUTION and TERMS OF THE OFFERING sections for a more detailed description of the terms of the Offering.

Securities being Offered

Of the 11,250,000 shares of common stock, 10,000,000 shares are included in the offering, and 1,250,000 shares are being offered by the selling shareholders. The selling shareholders’ offering will close upon the earliest of (i) such time as all of shares offered by them have been sold pursuant to the registration statement of which this prospectus is a part or (ii) 360 days from the effective date of that registration statement. This offering of the shares offered by the Company will close on the earlier of the sale of all those shares or 360 days after the date of this prospectus, unless extended by our board of directors for an additional 90 days.

Offering price	$0.01 per share

Offering period

This Offering will terminate on the earlier sale of all the shares offered by the Company or 360 days after the effective date of the registration statement of which this Prospectus is a part, unless extended by our board of directors for an additional 90 days.

Securities Issued and outstanding	11,250,000 shares of our common stock are issued and outstanding.

Offering Proceeds

$100,000: assuming 100% of the shares being offered by us are sold. However, if only 75%, 50%, or 25% of the shares being offered by us are sold, the proceeds will be $75,000, $50,000, or $25,000, respectively. The Company will not receive proceeds from the shares sold hereunder by the selling shareholders. Assuming 100% of the shares offered by the selling shareholders are sold, the selling shareholders will receive an estimated $12,500 for their shares sold hereunder.

Registration costs

We estimate our total offering registration costs to be $16,000, and will be paid from cash on hand and not from offering proceeds. If we experience a shortage of funds prior to funding, our directors may advance funds to allow us to pay for offering costs, filing fees and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or lend funds to the Company.

Listing	We intend to apply to have our common stock traded on the OTCMarkets OTCQB.

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this Offering. If all the shares in this Offering are sold, our executive officers and directors will own 47.1% of our common stock. However, if only 75%, 50%, or 25% of the shares in this Offering are sold, our executive officers and directors will own 53.3%, 61.5%, or 72.7%, respectively.

Regulation M

Our officers and directors will offer and sell the shares offered hereby and are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this Offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This Prospectus contains these types of statements. Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this Prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Our independent auditors have issued an audit opinion for The Collectable Gallery, Inc., which includes a statement describing our going concern status. Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on August 27, 2014 and have started operations and begun to generate revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception to July 31, 2018, was $16,804, all of which were for professional fees. Our ability to achieve and maintain profitable and positive cash flows is dependent upon:

•	Completion of this Offering,
•	Our ability to attract customers who will buy our products, and
•	Our ability to generate revenue through the sale of our products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and have only started to generate revenues. We cannot guarantee that we will be successful in generating sufficient revenues in the future. In the event the Company is unable to generate sufficient revenues, it may be required to seek additional funding. Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company. In the event the Company cannot generate sufficient revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

If we are unable to build and maintain our brand image and corporate reputation, our business may suffer.

We are a new company, having commenced operations in 2017. Our success depends on our ability to build and maintain the brand image for our services. We cannot assure you that any additional expenditure on advertising and marketing will have the desired impact on our brand image and on consumer preferences. Actual or perceived product quality issues or allegations of product flaws, even if false or unfounded, could tarnish the image of our brand and may cause consumers to choose other services.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this Prospectus, no other source of capital has been identified or sought. As a result, we do not have an alternate source of funds should we fail to complete this Offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

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If we are not successful in raising sufficient capital through this Offering, we will be faced with several options:

1.	abandon our business plans, cease operations and go out of business;

2.	continue to seek alternative and acceptable sources of capital; or

3.	bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, you could lose a substantial part or all of your investment. In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make in our shares.

We possess minimal capital, which may severely restrict our ability to market our services. If we are unable to raise additional capital, our business will fail.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our website. We feel we require a minimum of $50,000 to provide sufficient capital to commence with operations and development of the business plan. Our business plan contemplates the marketing of our services via our website and third-party sites such as eBay and Craigslist. Our limited marketing activities may not attract enough paying customers to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business. Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations, which could result in investors losing some or all of their investment in the Company.

The shares being offered are defined as “penny stock”, the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

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Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a “best-efforts” basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the OTCMarkets (OTCMarkets) immediately following the effectiveness of this Registration Statement. The OTCMarkets is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCMarkets is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCMarkets, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCMarkets that become delinquent in their required filings will be removed following a 30- or 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved, and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between The Collectable Gallery, Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future, and it also may have a negative effect on the price, if any, for which you may be able to sell your shares. As a result, an investment in the Shares may be illiquid in nature, and investors could lose some or all of their investment in the Company.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $16,000 cost of this Registration Statement to be paid from our cash on hand. Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $15,000 annually. Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs. In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

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We Are Unlikely to Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders. Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment. There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase. If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price. The potential or likelihood of an increase in share price is questionable at best.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

Improper access to or disclosure of our users’ information could harm our reputation and adversely affect our business.

Our efforts to protect the information that our users have provided to us may be unsuccessful due to the actions of third parties, software bugs or other technical malfunctions, employee error or malfeasance, or other factors. In addition, third parties may attempt to fraudulently induce employees or users to disclose information in order to gain access to our data or our users’ data. If any of these events occur, our users’ information could be accessed or disclosed improperly. In the event of a breach of our networks, our users’ data may be improperly accessed or disclosed. Any incidents involving unauthorized access to or improper use of the information of our users could damage our reputation and our brand and diminish our competitive position. In addition, the affected users or government authorities could initiate legal or regulatory action against us in connection with such incidents, which could cause us to incur significant expense and liability or result in orders or consent decrees forcing us to modify our business practices. Any of these events could have a material and adverse effect on our business, reputation, or financial results.

Computer malware, viruses, hacking and phishing attacks, and spamming could harm our business and results of operations.

Computer malware, viruses, and computer hacking and phishing attacks have become more prevalent in our industry, have occurred on our systems in the past, and may occur on our systems in the future. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security, and availability of our products and technical infrastructure to the satisfaction of our users may harm our reputation and our ability to retain existing users and attract new users.

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Substantial and increasingly intense competition worldwide in ecommerce may harm our business.

The businesses and markets in which we operate are intensely competitive. We currently and potentially compete with a wide variety of online and offline companies providing goods and services to consumers and merchants. The Internet and mobile networks provide new, rapidly evolving and intensely competitive channels for the sale of all types of goods and services. We compete in two-sided markets, and must attract both buyers and sellers to use our platform. Consumers who purchase or sell goods and services through us have more and more alternatives, and merchants have more channels to reach consumers. We expect competition to continue to intensify. Online and offline businesses increasingly are competing with each other and our competitors include a number of online and offline retailers with significant resources, large user communities and well-established brands. Moreover, the barriers to entry into these channels can be low, and businesses easily can launch online sites or mobile platforms and applications at nominal cost by using commercially available software or partnering with any of a number of successful ecommerce companies. As we respond to changes in the competitive environment, we may, from time to time, make pricing, service or marketing decisions that may be controversial with and lead to dissatisfaction among sellers, which could reduce activity on our platform and harm our profitability.

Competitors with other revenue sources may also be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote more resources to website, mobile platforms and applications and systems development than we can. Other competitors may offer or continue to offer faster and/or free shipping, delivery on Sunday, same-day delivery, favorable return policies or other transaction-related services which improve the user experience on their sites and which could be impractical or inefficient for our sellers to match. Competitors may be able to innovate faster and more efficiently, and new technologies may increase the competitive pressures by enabling competitors to offer more efficient or lower-cost services.

Consumers also can turn to many companies that offer a variety of services that provide other channels for buyers to find and buy items from sellers of all sizes, including social media, online aggregation and classifieds platforms, such as Craigslist, eBay, 1stdibs, and several international websites operated by Schibsted ASA or Naspers Limited. Consumers also can turn to shopping-comparison sites, such as Google Shopping. In certain markets, our fixed-price listing and traditional auction-style listing formats increasingly are being challenged by other formats, such as classifieds.

Our Classifieds platforms offer classifieds listings in the United States and a variety of international markets. In many markets in which they operate, our Classifieds platforms compete for customers and for advertisers against more established online and offline classifieds platforms or other competing websites.

Consumers and merchants who might use our site to sell goods also have many alternatives, including general ecommerce sites, such as Amazon, 1stdibs, Alibaba and 11Street, and more specialized sites, such as Etsy. Our international sites also compete for sellers with general and specialized ecommerce sites.

We may be unable to compete successfully against current and future competitors. Some current and potential competitors have longer operating histories, larger customer bases and greater brand recognition in other business and Internet sectors than we do.

USE OF PROCEEDS

The following table details the Company’s intended use of proceeds from this Offering for the first twelve (12) months after successful completion of the Offering. None of the expenditures itemized are listed in any particular order of priority or importance. Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that $100,000 (100%), $75,000 (75%), $50,000 (50%), or $25,000 (25%) of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item*	100%	75%	50%	25%
Professional Fees	$15,000	$15,000	$15,000	$15,000
Advertising and Marketing	$35,000	$25,000	$15,000	$4,000
Office and Miscellaneous Expenses	$5,000	$5,000	$5,000	$1,000
Website	$15,000	$15,000	$10,000	$5,000
Working Capital	$30,000	$15,000	$5,000	$0
Total	$100,000	$75,000	$50,000	$25,000

There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.

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*The above expenditures are defined as follows:

Professional Fees: Pertains to legal services and accounting fees that will be incurred by the Company for maintaining fully reporting status with the SEC.

Advertising and Marketing: Pertains to the cost of advertising and marketing our products on our website, third-party sites like Etsy, social media platforms (Facebook, Twitter, Instagram), and Google Ads.

Office and Miscellaneous Expenses: These are the costs of operating our office, including telephone services, mail, stationery, accounting, office supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Working Capital: Pertains to the funds allocated to general working capital. Funds will be used to cover short falls in other areas, if applicable, during the next 12 months.

There is no assurance that we will be able to raise the entire $100,000 with this Offering. Therefore, the following details how we will use the proceeds if we raise only 75%, 50%, or 25% of this Offering:

If only 75% ($75,000) of this Offering is sold, we will reduce fees for advertising and marketing our business and working capital.

If only 50% ($50,000) of this Offering is sold, we will reduce an additional $10,000 from our advertising and marketing efforts; $5,000 from the management of our website; and $10,000 from our working capital.

If 25% ($ 25,000) of this Offering is sold, we will reduce our advertising and marketing budget to a $4,000, which will prevent us from doing paid advertising on Google and social media sites; reduce the website management to $5,000; and reduce $5,000 from our working capital.

If we do not raise sufficient funds to pay professional fees, estimated to be $15,000 for the first 12 months, we would not be able to remain reporting with the SEC, and, therefore, we would not be able to obtain an OTCQB quotation.

We feel that we need to raise a minimum of $50,000 in Offering proceeds in order to implement our business plan and support our operations for the next 12 months.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there was no public market for our common stock. The initial public offering price was arbitrarily determined by the Company’s Chief Executive Officer. The principal factors to be considered in determining the initial public offering price include:

•	the information set forth in this prospectus and otherwise available to the representatives;
•	our history and prospects and the history and prospects for the industry in which we compete;
•	our past and present financial performance;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities market at the time of this offering; and
•	other factors deemed relevant by our Chief Executive Officer.

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DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is, also, a result of the lower book value of shares of our common stock held by our existing stockholders.

As of July 31, 2018, the net tangible book value of our shares of common stock was approximately $15,696 or approximately $0.0014 per share based upon 11,250,000 shares outstanding.

The following table specifies the dilution which will occur as a result of the completion of the specified percentages of this Offering.

	100%	75%	50%	25%
	(100,000 Shares Sold)	(75,000 Shares Sold)	(50,0000 Shares Sold)	(25,000 Shares Sold)
Net Tangible Book Value Per Share Prior to Stock Sale	$0.0014	$0.0014	$0.0014	$0.0014
Net Tangible Book Value Per Share After Stock Sale	$0.0054	$0.0048	$0.0040	$0.0030
Increase in net book value per share due to stock sale	$0.0040	$0.0034	$0.0026	$0.0016
Dilution (subscription price of $0.01 less NBV per share) to purchasing shareholders	$0.0046	$0.0052	$0.0060	$0.0070

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering 1,250,000 shares of the common stock offered through this prospectus. Those 1,250,000 shares were sold in private placement transactions on January 10, 2018. Those transactions were exempt from registration under the Securities Act of 1933 pursuant to the exemption from such registration specified by the provisions of Section 4(a)(2) of that act and Rule 506(b) of Regulation D as promulgated by the SEC.

The following table provides as of September 30, 2018, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	The number of shares owned by each prior to this offering;
2.	The total number of shares that are to be offered for each;
3.	The total number of shares that will be owned by each upon completion of this offering;
4.	The percentage owned by each; and
5.	The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 21,250,000 shares outstanding as of the date of this prospectus.

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	Shares	Total of	Total	Percent
	Owned Prior	Shares	Shares	Owned
	To This	Offered	After	After	Familial
Name of Selling Shareholder	Offering	For Sale	Offering	Offering	Relationships

Barbara Steiner	100,000	100,000	0	0	None
Jeffrey Nyers	100,000	100,000	0	0	None
James LaCour	200,000	200,000	0	0	None
Linda Miller	300,000	300,000	0	0	None
Michael Pitts	100,000	100,000	0	0	None
Michelle LaCour	200,000	200,000	0	0	None
Patrick Graff	200,000	200,000	0	0	None
Scott Abraham	50,000	50,000	0	0	None

To our knowledge, none of the selling shareholders:

1.	Has had a material relationship with the Company or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
2.	Are broker-dealers or affiliates of broker dealers; or
3.	Has ever been an officer or director of the Company.

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Directors

This is a self-underwritten (“best-efforts”) Offering. This Prospectus permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934 (the “Exchange Act”).

We have 11,250,000 shares of common stock issued and outstanding as of the date of this prospectus. We are registering an additional 10,000,000 shares of our common stock for sale at the price of $0.01 per share. Our officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

In that regard:

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of their participation; and,
b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
c.	Our officers and directors are not, nor will be at the time of their participation in this Offering, an associated person of a broker-dealer; and
d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of this Offering, substantial duties for or on behalf of the Company, other than in connection with transactions in securities; and (B) are not brokers or dealers, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of that Rule 3(a)(4)-(1).

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Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this Offering.

Terms of the Offering

The shares offered by the Company will be sold at the fixed price of $0.01 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering commenced on the date the registration statement of which this Prospectus is a part was declared effective (which also serves as the date of this Prospectus) and continues for a period of 360 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the “Expiration Date”).

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will sell all of the 10,000,000 shares of common stock as a self-underwritten Offering. There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the Company, are irrevocable. All checks for subscriptions should be made payable to “The Collectable Gallery, Inc.”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 25,000,000 shares of preferred stock, par value $0.001. As of September 30, 2018, there were issued and outstanding 11,250,000 shares of common stock and no shares of preferred stock.

The following summary of the material provisions of our common stock, preferred stock, Articles of Incorporation and bylaws is qualified by reference to the provisions of our Articles of Incorporation and bylaws included as exhibits to the registration statement of which this Prospectus is a part.

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Common Stock

Holders of our common stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 25,000,000 shares of preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors (commonly known as “blank check” preferred stock). The board of directors may, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common stockholder and may assist management in impeding an unfriendly takeover or attempted changes in control.

Cash Dividends

We have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors, and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors.

Anti-Takeover Law, Limitations of Liability and Indemnification

Nevada Anti-Takeover Law. Our Articles of Incorporation and bylaws exclude us from the restrictions imposed by Nevada Revised Statutes (“NRS”), 78.378 to 78.3793, inclusive. Pursuant to Section 78.434 of the NRS, upon incorporation we elected not to be governed by Sections 78.411 to 78.444, inclusive, and Sections 78.378 to 78.3793, inclusive, of the NRS. These sections prevent many Nevada corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

•	the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status,
•	upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers, or
•	on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Because we elected upon incorporation to be exempt from the provisions of these provisions, there are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

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Limited Liability and Indemnification. Our Articles of Incorporation eliminate the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

Under Nevada law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

•	conducted himself or herself in good faith;
•	reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and
•	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the Company, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The financial statements including in this Prospectus and the Registration Statement have been audited by Pinnacle Accountancy Group of Utah, to the extent and for the periods set forth in their report appearing elsewhere in this Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Parsons/Burnett/Bjordahl/Hume, LLP, 2155 112th Ave NE, Bellevue, Washington 98004 has passed upon the validity of the shares being offered.

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INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

The Collectable Gallery, Inc. has launched a new e-commerce website called collectablegallery.com, an online platform for buying and selling art, furniture and other high-end luxury items. Our goal is to be the premier marketplace for the most exclusive and beautiful collectable goods in the world. The website will connect the world’s best items, primarily art by Hawaii-based artists, furniture, memorabilia and jewelry, with individual buyers, sellers and the world’s most sophisticated collectors. Starting with a few pieces that were hand-selected by us, we plan to become the global e-commerce destination for those who must have first option on amazing art pieces from around the world. The website will be user-friendly, adapting to all devices and employing the latest technology in e-commerce websites, as well as search engine optimization. We will provide full-service digital marketing for all products listed on our site: for example, image(s) minification/optimization, search key phrases, social sharing tools, and search engine sitemap submissions as new products are added to facilitate the searchability of goods on our website. We will offer a seller membership to professional artists, collectors, gallery owners, private dealers and museum curators who are searching for a platform to buy and sell art directly to an international audience. There will be membership fees for sellers on our website, and commission on consigned items sold on third-party sites, such as eBay, Craigslist and Etsy. In addition to offering an online marketplace for buyers and sellers, we will sell select items from our own collection of art, furniture, jewelry and other luxury goods.

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word “believe,” “anticipate,” “expect” and word of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company’s actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital and/or generate sufficient revenues to pay for our expenses. Accordingly, we are attempting to raise sufficient capital from sources. Our only other source for cash at this time is investments by others and loans from our officers and directors. We must raise cash or increase our revenues to stay in business. In response to these problems, management intends to raise additional funds through public or private placement offerings. At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

The Collectable Gallery is an early stage company that has limited operations, minimal revenues, limited financial backing and limited assets.

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Employees

We have no employees. Initially, our officers and directors furnish their time to the development of the Company at no cost on a part-time basis. We do not foresee hiring any employees in the near future. We will engage independent contractors to help design and develop our website and marketing efforts as may be required.

Competition

With the emergence of sites like Etsy, eBay and Amazon, artists and craftsmen can sell their products directly to consumers without the expense of a middleman who must charge more money to market and advertise products on the same sites. These sites also allow more flexibility for artists and craftsmen to negotiate better prices to buyers, since they are dealing directly with them. Other sites that also focus on high-end art and goods, such as 1stdibs, are more established in the online marketplace, and can extend reduced or no membership fees to sellers who list goods on their website, as well as lower commissions. Because our website is new, we do not rank as high for searches in search engines such as Google when people are looking for goods and art. More established sites like 1stdibs and Etsy, will have their goods rank higher in the search results, and thus attract more buyers.

Government Regulations

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the areas in which we conduct business.

Research and Development

We have no plans to undertake any product research and development during the next twelve months. There are also no plans or expectations to acquire or sell any plant or plant equipment in the next year of operations.

Dependence on one or a few major customers

We will not be dependent on any one customer for our success. Multiple customers and clients will be targeted.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent or trademark. We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

Reports to Security Holders

Once this Offering is declared effective, we will voluntarily make available an annual report including audited financials on Form 10-K to security holders. We will file the necessary reports with the SEC pursuant to the Exchange Act, including, but not limited to, current reports on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports and other electronic information regarding the Company and filed with the SEC at http://www.sec.gov.

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Description of Property

The Collectable Gallery’s principal business and corporate address is P.O. Box 52, Laupahoehoe, HI 96764; the telephone number is (716) 427-4801. The space is being provided by management on a rent-free basis. We have no intention of finding, in the near future, another office space to rent during the development stage of the company.

The Collectable Gallery, Inc. does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

Legal Proceedings

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

Market Price of and Dividends of the Registrant’s Common Equity and Related Stockholder Matters

No public market currently exists for shares of our common stock. Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the OTCQB.

Of the 11,250,000 shares of common stock outstanding, 10,000,000 shares of common stock are owned by our officers and directors, and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus, we have 10 (ten) stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on its common stock at any time in the foreseeable future. The Company’s board of directors, currently, plans to retain earnings for the development and expansion of the Company’s business. Any future determination as to the payment of dividends will be at the discretion of the board of directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144

In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our common stock for at least six months, including the holding period of prior owners other than affiliates, is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which equaled 112,500 shares as of September 30, 2018.

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Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In order to effect a Rule 144 sale of our common stock, our transfer agent will require an opinion from legal counsel. An investor may be charged a fee to obtain the necessary legal opinions for resale under Rule 144.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this Prospectus beginning on page F-1.

Going Concern

We have a history of operating losses, as we have focused our efforts on raising capital and building our services. The report of our independent auditors issued on our financial statements as of and for the period ended July 31, 2018, expresses substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our obtaining additional adequate capital to fund additional operating losses until we become profitable. If we are unable to obtain adequate capital, we could be forced to cease operations.

Results of Operations

Three Months ended July 31, 2018 and July 31, 2017

The following table provides selected financial data about the Company for the three months ended July 31, 2018 and 2017.

	Three Months Ended
	July 31,
Statement of Operations Data:	2018	2017	Changes

Revenue	$245	$-	$245
Cost of Goods Sold	-	-	-
Gross Profit	245	-	245
Operating Expenses	(11,224)	(470)	(10,754)
Loss From Operations	(10,979)	(470)	(10,509)
Net Loss	$(10,979)	$(470)	$(10,509)

During the three months ended July 31, 2018, we recognized revenue of $245 from the consignment sales of the collectible items.

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Operating expenses were $11,224 for the three months ended July 31, 2018, compared to $470 for the three months ended July 31, 2017.

As a result, we incurred net loss of $10,979 and $470 during the three months ended July 31, 2018 and 2017.

Six Months ended July 31, 2018 and July 31, 2017

The following table provides selected financial data about the Company for the six months ended July 31, 2018 and 2017.

	Six Months Ended
	July 31,
Statement of Operations Data:	2018	2017	Changes

Revenue	$256	$-	$256
Cost of Goods Sold	-	-	-
Gross Profit	256	-	256
Operating Expenses	(11,974)	(470)	(11,504)
Loss From Operations	(11,718)	(470)	(11,248)
Net Loss	$(11,718)	$(470)	$(11,248)

During the six months ended July 31, 2018, we recognized revenue of $256 from the consignment sales of the collectible items.

Operating expenses were $11,974 for the three months ended July 31, 2018, compared to $470 for the six months ended July 31, 2017.

As a result, we incurred net loss of $11,718 and $470 during the six months ended July 31, 2018 and 2017.

Liquidity and Capital Resources

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

23

Working Capital

	July 31,	January 31,
Capital Data	2018	2018	Changes

Cash and Cash Equivalents	$18,868	$25,260	$(6,392)
Current Assets	$21,250	$29,921	$(8,671)
Current Liabilities	$5,554	$2,507	$3,047
Working Capital	$15,696	$27,414	$(11,718)

As of July 31, 2018, we had a working capital of $15,696 compared to a working capital of $27,414 as of January 31, 2018. As of July 31, 2018, we had current assets of $21,250 which includes cash and cash equivalents of $18,868 and prepaid expenses of $2,382, as compared to current assets of $29,921 consisting of cash and cash equivalents of $25,260 and prepaid expenses of $4,661 as of January 31, 2018. As of July 31, 2018, we had current liabilities of $5,554 for accounts payable and accrued liabilities, as compared to current liabilities of $2,507 for accounts payable and accrued liabilities as of January 31, 2018.

Our sources and uses of funds were as follows:

Cash Flows

	Six Months Ended
	July 31,
Cash Flow Data:	2018	2017	Changes

Cash Flows used in Operating Activities	$(6,392)	$-	$(6,392)
Cash Flows used in Investing Activities	-	-	-
Cash Flows provided by Financing Activities	-	-	-
Net increase in Cash During Period	$(6,392)	$-	$(6,392)

Cash Flows from Operating Activities

For the six months ended July 31, 2018, net cash used in operating activities was $6,392, related to our net loss of $11,718, offset by an increase in accounts payable and accrued liabilities of $73,047 and a decrease in prepaid expenses of $2,279.

For the six months ended July 31, 2017, net cash used in operating activities was $NIL, related to our net loss of $470, offset by a decrease in prepaid expenses of $470.

Cash Flows from Investing Activities

There were no investing activities during the six months ended July 31, 2018 and July 31, 2017.

Cash Flows from Financing Activities

There were no financing activities during the six months ended July 31, 2018 and July 31, 2017.

Going Concern

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business for the foreseeable future. Since inception, we have generated no revenue and accumulated operating losses. In addition, we do not have sufficient working capital to meet current operating needs for the next 12 months. All of these factors raise substantial doubt about our ability to continue as a going concern.

24

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Use of Estimates

The discussion and analysis of our financial condition and results of operations is based upon the accompanying financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States of America and are expressed in United States Dollars. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

Directors and Executive Officers

Each of our directors is elected by our stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is appointed by our board of directors (the “Board”) to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position
Paul Bryant PO Box 52 Laupahoehoe, HI 96764	72	CEO/President

Gloria Bryant PO Box 52 Laupahoehoe, HI 96764	75	Secretary

Background Information about Our Officers and Directors

Paul Bryant, CEO/President, spent three decades as a journalist and art critic covering Australia/Asia for the Mainichi Shimbun - one of Japan’s top dailies. During his years abroad, he lectured widely on Asian culture; held a Professorship at a small college in Tokyo; organized several ground-breaking exhibitions of Japanese ceramics, prints and folk art (Mingei); assisted in the design of Hotel Everest View in Nepal; and published countless articles around the world in addition to four books on Japanese art. He moved to Hawai’i in 1990, opening Amaury Saint-Gilles Contemporary Fine Arts Gallery which eventually spawned ARTS PACIFICA, with a focus on art from the Pacific Basin.

Gloria Bryant, Secretary, After graduating from NY State University College at Buffalo, she briefly taught high school math before becoming a math professor at Niagara County Community College. She then joined General Motors to become a Journeyman Electrician eventually rising to GM Control Designer/Electrician. She retired in 1996.

25

No executive officer or director of the Company has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the Company has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the Company is the subject of any pending legal proceedings.

Indebtedness of Directors and Executive Officers

None of our directors or officers or their respective associates or affiliates is indebted to us.

Family Relationships

Our directors and officers do have a family relationship between each other; they are siblings.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),
•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

•

Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.
•	Having any administrative proceeding been threatened against such person related to such person’s involvement in any type of business, securities, or banking activity.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

26

Potential Conflicts of Interest

As we do not have an audit committee or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director. Thus, there is a potential conflict of interest, in that our officers and directors have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Code of Ethics; Financial Expert

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a financial expert on our board of directors.

Executive Compensation

The following table sets forth, since inception, all cash compensation paid, distributed or accrued, including salary and bonus amounts, for services rendered to us by our Chief Executive Officer and other executive officers in such period who received or are entitled to receive remuneration in excess of $100,000 during the stated period and any individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer at January 31, 2018:

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul Bryant	2017		-	-	-	-	-	-	-
	2018

Gloria Bryant	2017	-	-	-	-	-	-	-	-
	2018

Employment Contracts

At this time there are no employees, only the principles Paul Bryant and Gloria Bryant managing the business.

No Compensation to Directors

No director has received any cash or other compensation for serving as a director, and we do not plan to pay any cash or other compensation to any person for serving as a director. Our directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business. Our board of directors may award special remuneration to any director undertaking any special products on our behalf, other than products ordinarily required of a director.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Option Grants

There have been no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation table.

27

Aggregated Option Exercises and Fiscal Year-End Option Value

There have been no stock options exercised by the executive officer named in the Summary Compensation table.

Long-Term Incentive Plan (“LTIP”) Awards

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other products provided by the independent auditors and review and evaluate our system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for our officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members and resources to establish those committees.

Directors Term of Office

Each of our directors is appointed to hold office until the next annual meeting of our stockholders, until her or her respective successor is elected and qualified, or until he or she resigns or is removed in accordance with the applicable provisions of Nevada law. Our officers are appointed by our board of directors and hold office until removed by our board of directors or until their resignation.

Directors Independence

Our board of directors is, currently, composed of members who do not qualify as independent directors in accordance with the published listing requirements of the NASDAQ Global Market, as we do not participate in that market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the directors, not any of her or her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. If our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to register our shares under the Securities Act of 1934. Assuming our shares are so registered, we intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent (10%) beneficial owners are complied with in a timely fashion.

28

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of our common stock beneficially owned on September 30, 2018, by:

•	each person who is known by us to beneficially own 5% or more of our common stock,
•	each of our directors and officers, and
•	all of our directors and officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common Stock	Paul Bryant	6,250,000	55.56

Common Stock	Gloria Bryant	3,750,000	37.50

Common Stock	Directors and Officers as a Group (2 individuals)	10,000,000	93.06

(1)	The persons named above may be deemed to be a “parent” and “promoter” of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.
(2)	Each shareholder owns his or her shares directly.
(3)	Based on 11,250,000 shares issued and outstanding as of September 30, 2018.

Certain Relationships and Related Transactions

Security Ownership of Certain Beneficial Owners and Management

On August 27, 2014, 2,500,000 shares of The Collectable Gallery’s common stock were issued to Paul Bryant, an officer and director of the Company, at a price of $0.002 per share (a total of 2,500,000 shares of common stock for $5,000). On August 15, 2017, 3,750,000 shares were issued each to Paul Bryant and Gloria Bryant, officers and directors of the Company, at the price of $0.001 per share (a total of 10,000,000 shares of common stock for $10,000).

Shareholder loan

There are no shareholder loans outstanding at September 30, 2018.

29

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him or her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

30

FINANCIAL STATEMENTS

The following financial statements are included herewith:

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

The Collectable Gallery, Inc.

Condensed Balance Sheets

	July 31, 2018	January 31, 2018
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$18,868	$25,260
Prepaid expenses	2,382	4,661
Total Current Assets	21,250	29,921

TOTAL ASSETS	$21,250	$29,921

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$5,554	$2,507
Total Current Liabilities	5,554	2,507

TOTAL LIABILITIES	$5,554	$2,507

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001 per share, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 11,250,000 and 11,250,000 shares issued and outstanding as of July 31, 2018 and January 31, 2018, respectively	11,250	11,250
Additional paid-in capital	21,250	21,250
Accumulated deficit	(16,804)	(5,086)
Total stockholders’ equity	15,696	27,414
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$21,250	$29,921

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-1

The Collectable Gallery, Inc.

Condensed Statements of Operations

	Three Months Ended		Six Months Ended
	July31,	July 31,	July31,	July 31,
	2018	2017	2018	2017

SALES	$245	$-	$256	$-
COST OF SALES	-	-	-	-
GROSS PROFIT	245	-	256	-

OPERATING EXPENSES
General and administrative	$32	$-	$782	$-
Professional fees	11,192	470	11,192	470
Total operating expenses	11,224	470	11,974	470

OPERATING LOSS BEFORE TAXES	(10,979)	(470)	(11,718)	(470)

Income tax expense	-	-	-	-

NET LOSS	$(10,979)	$(470)	$(11,718)	$(470)

Loss per Common Share - Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	(0.00)
Weighted Average Common Shares Outstanding - Basic and Diluted	11,250,000	2,500,000	11,250,000	2,500,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

The Collectable Gallery, Inc.

Condensed Statements of Cash Flows

	Six Months Ended
	July 31,	July 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,718)	$(470)
Changes in operating assets and liabilities:
Prepaid expenses	2,279	470
Accounts payable and accrued liabilities	3,047	-
Net cash used in operating activities	(6,392)	-

Net decrease in cash and cash equivalents	(6,392)	-
Cash and cash equivalents - beginning of period	25,260	-
Cash and cash equivalents - end of period	$18,868	$-

Supplemental Cash Flow Disclosures
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

The Collectable Gallery, Inc.

Notes to the Unaudited Condensed Financial Statements

July 31, 2018

NOTE 1 - NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

The Collectable Gallery, Inc. (the “Company”) was formed on August 27, 2014 in Nevada. The Company is engaged in the business of consignment of collectable items for auction sales on eBay and classified listings on Craigslist.

The Company has incurred operating loss of $11,718 during the six months ended July 31, 2018, and has an accumulated deficit of $16,804 as of July 31, 2018. Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate enough cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States and are expressed in U.S. dollars. The Company’s fiscal year-end is January 31.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about the valuation allowance for deferred tax assets.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As of July 31, 2018 and January 31, 2018, the Company had $18,868 and $25,260, respectively in cash and cash equivalents.

F-4

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 606,”Revenue Recognition” following the five steps procedure:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

The Company recognizes revenue when it satisfies its obligation by transferring control of the good or service to the customer. A performance obligation is satisfied over time if one of the following criteria are met:

a.	the customer simultaneously receives and consumes the benefits as the entity performs;

b.	the entity’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced; or

c.	the entity’s performance does not create an asset with an alternative use to the entity, and the entity has an enforceable right to payment for performance completed to date.

The Company’s sales are derived from consignment of collectable items for auction sales in eBay and classified listings on Craigslist in which the Company earned 40% of the net proceeds from the auction sales. The Company collected the net proceeds from the auction sales and return 60% of the net proceeds to the consigners within 30 days following the date of full payment. As of July 31, 2018, the amount due to consignors was $846, included in accounts payable and accrued liabilities.

Revenue is fully recognized when the above criteria are met. The revenue is recognized on a net basis.

During the six months ended July 31, 2018, the Company recognized consignment sales revenue of $256 and $0 for 2017.

Recently Issued Accounting Pronouncements

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

F-5

NOTE 3 – GOING CONCERN

As of the six months ended July 31, 2018, the Company had an accumulated deficit of $16,804. The Company believes that its existing capital resources may not be adequate to enable it to execute its business plan. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flow or obtain additional financing, when required, we may have to modify, delay, or abandon some or all of our business and expansion plans.

NOTE 4 – CAPITAL STOCK

Preferred Stock

The Company is authorized to issue an aggregate of 10,000,000 shares of preferred stock with a par value of $0.001 per share. As at July 31, 2018 and January 31, 2018, no preferred shares had been issued.

Common Stock

The Company is authorized to issue an aggregate of 100,000,000 shares of common stock with a par value of $0.001 per share.

On August 15, 2017, the Company issued 7,500,000 shares of common stock to the officer and director at $0.002 per share for cash proceeds of $15,000.

On January 10, 2018, the Company issued 1,250,000 shares of common stock through private placement at $0.01 per share for cash proceeds of $12,500.

As at July 31, 2018, the Company had 11,250,000 shares of common stock issued and outstanding.

NOTE 5 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these condensed financial statements were available to be issued. Based on our evaluation no material events have occurred that require disclosure.

F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

The Collectable Gallery

PO Box 52

Laupahoehoe, HI 96764

Opinion on the Financial Statements

We have audited the accompanying balance sheets of The Collectable Gallery, Inc., (the “Company”) as of January 31, 2018 and 2017, the related statements of operations, stockholders’ deficit and cash flows for the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses and has no operations which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pinnacle Accountancy Group of Utah, PLLC

Pinnacle Accountancy Group of Utah, PLLC

Farmington, Utah

October 25, 2018

F-7

The Collectable Gallery, Inc.

Balance Sheets

	January 31, 2018	January 31, 2017

ASSETS
Current Assets
Cash and cash equivalents	$25,260	$-
Prepaid expenses	4,661	4,432
Total Current Assets	29,921	4,432

TOTAL ASSETS	$29,921	$4,432

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$2,507	$-
Total Current Liabilities	2,507	-

TOTAL LIABILITIES	$2,507	$-

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001 per share, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 11,250,000 and 2,500,000 shares issued and outstanding as of January 31, 2018 and January 31, 2017, respectively	11,250	2,500
Additional paid-in capital	21,250	2,500
Accumulated deficit	(5,086)	(568)
Total stockholders’ equity	27,414	4,432
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$29,921	$4,432

The accompanying notes are an integral part of these audited financial statements.

F-8

The Collectable Gallery, Inc.

Statements of Operations

	Year Ended
	January 31,	January 31,
	2018	2017

SALES	$308	$-
COST OF SALES	-	-
GROSS PROFIT	308	-

OPERATING EXPENSES
General and administrative	$4,826	$-
Total operating expenses	4,826	-

OPERATING LOSS BEFORE TAXES	(4,518)	-

Income tax expense	-	-

NET LOSS	$(4,518)	$-

Loss per Common Share - Basic and Diluted	$(0.00)	(0.00)
Weighted Average Common Shares Outstanding - Basic and Diluted	6,068,493	2,500,000

The accompanying notes are an integral part of these audited financial statements.

F-9

The Collectable Gallery, Inc.

Statements of Stockholders’ Equity

	Common Stock		Additional
	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Total
Balance - January 31, 2016	2,500,000	$2,500	$2,500	$(568)	$4,432
Common shares issued for cash	-	-	-	-	-
Net loss	-	-	-	-	-
Balance - January 31, 2017	2,500,000	$2,500	$2,500	$(568)	$4,432
Common shares issued for cash at $0.002	7,500,000	7,500	7,500	-	15,000
Common shares issued for cash at $0.01	1,250,000	1,250	11,250	-	12,500
Net loss	-	-	-	(4,518)	(4,518)
Balance - January 31, 2018	11,250,000	$11,250	$21,250	$(5,086)	$27,414

The accompanying notes are an integral part of these audited financial statements.

F-10

The Collectable Gallery, Inc.

Statements of Cash Flows

	Year Ended
	January 31,	January 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,518)	$-
Changes in operating assets and liabilities:
Prepaid expenses	(229)	-
Accounts payable and accrued liabilities	2,507	-
Net cash used in operating activities	(2,240)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	27,500	-
Net cash provided by financing activities	27,500	-

Net increase in cash and cash equivalents	25,260	-
Cash and cash equivalents - beginning of period	-	-
Cash and cash equivalents - end of period	$25,260	$-

Supplemental Cash Flow Disclosures
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these audited financial statements.

F-11

The Collectable Gallery, Inc.

Notes to the Financial Statements

January 31, 2018

NOTE 1 - NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

The Collectable Gallery, Inc. (the “Company”) was formed on August 27, 2014 in Nevada. The Company is engaged in the business of consignment of collectible items for auction sales on eBay and classified listings on Craigslist.

The Company has incurred operating loss of $4,518 during the year ended January 31, 2018 and has an accumulated deficit of $5,086 as of January 31, 2018. Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate enough cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States and are expressed in U.S. dollars. The Company’s fiscal year-end is January 31.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about the valuation allowance for deferred tax assets.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As of January 31, 2018 and 2017, the Company had $25,260 and $0, respectively in cash and cash equivalents.

F-12

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with ASC 605, “Revenue Recognition”, only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

The Company’s sales are derived from consignment of collectible items for auction sales on eBay and classified listings on Craigslist in which the Company earned 40% of the net proceeds from the auction sales. The Company collected the net proceeds from the auction sales and return 60% of the net proceeds to the consigners within 30 days following the date of the date of full payment. As of January 31, 2018, the amount due to consignors was $462, included in accounts payable and accrued liabilities.

Revenue is fully recognized when the above criteria are met. The revenue is recognized on a net basis.

During the year ended January 31, 2018, the Company recognized consignment sales revenue of $308 and $0 for 2017.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as at January 31, 2018 and 2017.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Recently Issued Accounting Pronouncements

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

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NOTE 3 – GOING CONCERN

As of the year ended January 31, 2018, the Company had an accumulated deficit of $5,086. The Company believes that its existing capital resources may not be adequate to enable it to execute its business plan. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flow or obtain additional financing, when required, we may have to modify, delay, or abandon some or all of our business and expansion plans.

NOTE 4 – CAPITAL STOCK

Preferred Stock

The Company is authorized to issue an aggregate of 10,000,000 shares of preferred stock with a par value of $0.001 per share. As at January 31, 2018 and January 31, 2017, no preferred shares had been issued.

Common Stock

The Company is authorized to issue an aggregate of 100,000,000 shares of common stock with a par value of $0.001 per share.

On August 15, 2017, the Company issued 7,500,000 shares of common stock to an officer and director at $0.002 per share for cash proceeds of $15,000.

On January 10, 2018, the Company issued 1,250,000 shares of common stock through private placement at $0.01 per share for cash proceeds of $12,500.

As at January 31, 2018 and 2017, the Company had 11,250,000 and 2,500,000 shares of common stock issued and outstanding, respectively.

NOTE 5 - INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (the “Act”) resulting in significant modifications to existing law. The Company has considered the accounting impact of the effects of the Act during the year ended December 31, 2017 including a reduction in the corporate tax rate from 34% to 21% among other changes.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of January 31, 2018 and 2017 are as follows:

	January 31,	January 31,
	2018	2017
Net operating loss carryforward	$5,086	$568
Effective tax rate	21%	34%
Deferred tax asset	1,068	193
Less: Valuation allowance	(1,068)	(193)
Net deferred asset	$-	$-

At January 31, 2018, the Company had $5,086 in net operating losses (“NOLs”) that may be available to offset future taxable income, which begin to expire between 2035 and 2038. In accordance with Section 382 of the U.S. Internal Revenue Code, the usage of the Company’s net operating loss carry forwards is subject to annual limitations following greater than 50% ownership changes.

NOTE 6 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on our evaluation no material events have occurred that require disclosure.

F-14

10,000,000 Shares

Common Stock

Preliminary Prospectus

Through and including [_____________], 2018 (25 days after the commencement of this offering), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[    ], 2018

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

Legal and SEC filing fees	$10,000
Accounting	5,000
Printing of Prospectus	500
Miscellaneous	500
TOTAL	$16,000

Offering expenses will be paid by cash on hand and any shortfall will be lent by the officers. Assuming we sell all 10,000,000 shares of our common stock under this offering at an initial public offering price of $0.01 per share, the amount of proceeds available to the Company will be $100,000.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him or her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, we shall indemnify any director, officer and employee as follows: Every director, officer, or employee of the Company shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when our Board of Directors approves such settlement and reimbursement as being for the best interests of the Company. We shall provide to any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of our securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the certificates which represent those securities have a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On January 10, 2018, the Company issued 1,250,000 shares of common stock through private placement at $0.01 per share for cash proceeds of $12,500.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The following exhibits are included with this registration statement filing:

Exhibit No.	Description
3.1*	Articles of Incorporation
3.2*	By-laws
5*	Opinion re: Legality
23.1*	Consent of Independent Auditors
23.2*	Consent of Counsel (See Exhibit 5)
99.1*	Subscription Agreement

_______

* Filed herewith.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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5. That, for the purpose of determining liability of the registrant under the Securities Act of 19933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

(ii)	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant;

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expresses in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Laupahoehoe, HI, on October 25, 2018.

THE COLLECTABLE GALLERY, INC
(Registrant)

By:	/s/ Paul Bryant
Paul Bryant
President (principal executive officer), Chief Financial Officer (principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: October 25, 2018	/s/ Paul Bryant
Paul Bryant
President (principal executive officer), Chief Financial Officer (principal accounting officer), Treasurer and Member of the Board of Directors

Date: October 25, 2018	/s/ Gloria Bryant
Gloria Bryant
Secretary and Member of the Board of Directors

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